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EXHIBIT d(2)(e)
                       FORM OF SECOND AMENDED AND RESTATED
                             SUB-ADVISORY AGREEMENT

                                MAINSTAY MAP FUND

        Second Amended and Restated Sub-Advisory Agreement, made as of November 25, 2002 (the "Agreement"), between New York Life Investment Management LLC., a Delaware limited liability company (the "Manager"), on behalf of The MainStay Funds (the "Trust"), and Markston International LLC, a New York limited liability corporation (the "Subadviser").

        WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company; and

        WHEREAS, the Trust is authorized to issue separate series, each of which may offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations; and

        WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

        WHEREAS, the Subadviser entered into an Amended and Restated Sub-Advisory Agreement, dated August 1, 2002, with the Manager, which amends and restates in its entirety the Sub-Advisory Agreement, dated June 1, 1999, as further amended effective October 1, 1999 (collectively, the "Sub-Advisory Agreement"); and

        WHEREAS, under the Sub-Advisory Agreement, the Subadviser has agreed to provide certain investment advisory and related administrative services to the MainStay MAP Fund (the "Fund"), a series of the Trust; and

        WHEREAS, the Manager entered into an Amended and Restated Management Agreement, dated August 1, 2002, with the Trust, on behalf of its series, which amends and restates in its entirety the Management Agreement, dated October 21, 1997, as further amended on October 1, 1999 (collectively the "Management Agreement"); and

        WHEREAS, under the Management Agreement, the Manager has agreed to provide certain investment advisory and related administrative services to the Fund; and

        WHEREAS, the Management Agreement permits the Manager to delegate certain of its investment advisory duties under the Management Agreement to one or more sub-advisers; and

        WHEREAS, the Manager desires to retain the Subadviser to furnish certain investment advisory services with respect to the Fund and the Subadviser is willing to furnish such services; and

        WHEREAS, the Board of Trustees of the Trust, at a meeting held on September 9, 2002, and the shareholders of the Fund, at a special meeting duly called and held on November 22, 2002, have

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approved an amendment to this Agreement providing that the Subadviser will manage a portion of the Fund's assets, as the Manager shall determine from time to time; and

        WHEREAS, this Agreement amends and restates, in its entirety, the First Amended and Restated Agreement in order to reflect that the Subadviser will manage such portion of the Fund's assets;

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Appointment. For the periods and on the terms set forth in this Agreement, the Manager hereby appoints the Subadviser as an investment sub-adviser with respect to that portion of the assets of the Fund designated by the Manager as allocated to the Subadviser ("Allocated Assets"), subject to such written instructions, including any redesignation of the Allocated Assets, and supervision as the Manager may from time to time furnish. The Subadviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

        2. Duties as Subadviser. Subject to the supervision of the Board of Trustees of the Trust and the Manager, the Subadviser shall manage the investment operations and portfolio composition of the Allocated Assets, including the purchase, retention and disposition of securities in accordance with the investment objectives, policies and restrictions of the Fund, as specified in the currently effective Prospectus (as hereinafter defined) and subject to the following understandings:

                (a) The Subadviser shall provide supervision of the investments of the Allocated Assets and determine from time to time what investments or securities will be purchased, retained, sold or lent by or for the Allocated Assets, and what portion of the Allocated Assets will be invested or held uninvested as cash.

                (b) The Subadviser shall use its best judgment in the performance of its duties under this Agreement.

                (c) The Subadviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust, By-Laws and Prospectus (each as hereinafter defined) of the Trust and with the instructions and directions of the Board of Trustees and the Manager, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                (d) The Subadviser shall determine the securities to be purchased or sold by the Fund with respect to the Allocated Assets and will place orders pursuant to its determination with or through such persons, brokers or dealers (including NYLIFE Securities Inc.) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus (each as hereinafter defined) or as the Board of Trustees may direct from time to time. It is recognized that, in providing the Fund with investment supervision or the placing of orders for portfolio transactions, the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the


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Subadviser may be a party. It is understood that none of the Fund, the Trust, the Manager nor the Subadviser has adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities for the Fund with respect to the Allocated Assets with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services to other clients.

                        On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

                (e) The Subadviser shall maintain all books and records with respect to the Allocated Assets of the Fund's securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act and any other books and records required to be maintained by it under the 1940 Act and the Rules thereunder, and shall render to the Manager and to the Trust's Trustees such periodic and special reports as the Manager or the Trustees may reasonably request.

                (f) The Subadviser shall provide the Fund's Custodian on each business day with information relating to the execution of all portfolio transactions for the Allocated Assets pursuant to standing instructions.

        3. Subadviser Personnel. The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in the capacities in which they are elected or appointed. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers, or employees.

        4. Books and Records. The Subadviser shall keep the books and records with respect to the Allocated Assets of the Fund as required to be maintained by it, pursuant to paragraph 2 hereof. The Subadviser agrees that all records that it maintains for the Fund are the property of the Fund, and it will surrender promptly to the Fund any of such records upon the Fund's request. The Subadviser further agrees to preserve for the periods prescribed by the Rules of the Securities and Exchange Commission (the "Commission") under the 1940 Act any such records as are required to be maintained by the Subadviser pursuant to paragraph 2 hereof. The Subadviser may make and retain copies of such records.


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        5. Services Not Exclusive. The services furnished by the Subadviser hereunder are not to be deemed exclusive and the Subadviser shall be free to furnish similar or different services to others so long as its services under this Agreement are not impaired thereby.

        6. Documents. The Manager has delivered to the Subadviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                (a) Declaration of Trust of the Trust, filed with the Secretary of The Commonwealth of Massachusetts (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Declaration of Trust");

                (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

                (c) Certified Resolutions of the Board of Trustees of the Trust authorizing the appointment of the Subadviser and approving the form of this Agreement;

                (d) Written Instrument to Establish and Designate Separate Series of Shares;

                (e) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-lA (the "Registration Statement"), as filed with the Commission relating to the Fund and the Fund's Shares and all amendments thereto;

                (f) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

                (g) Prospectus and Statement of Additional Information of the Trust (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

        7. Expenses. During the term of this Agreement, the Subadviser will bear all expenses incurred by it in connection with its services under this Agreement. The Subadviser shall not be responsible for any expenses incurred by the Trust, the Fund or the Manager.

        8. Compensation. For the services provided and the expenses assumed by the Subadviser pursuant to this Agreement, the Manager, not the Trust or the Fund, will pay to the Subadviser a fee, computed daily and payable monthly, at an annual rate, as set forth in Schedule A, of the average daily net assets of the Allocated Assets of the Fund.

        9. Standard of Care. Subject to applicable law, the Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.


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        10. Duration and Termination. This Agreement shall become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect for two (2) years from the date first indicated above and shall continue on an annual basis thereafter with respect to the Fund, provided that such annual continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) with respect to the Fund, at any time without penalty upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Subadviser; (b) by the Manager, at any time without penalty upon sixty (60) days' written notice to the Subadviser or immediately upon material breach by the Subadviser, after the Subadviser has received notice and an opportunity to cure such breach, or immediately if, in the reasonable judgment of the Manager, the Subadviser becomes unable to discharge its duties and obligations under this Agreement; or (c) by the Subadviser, at any time without penalty, upon sixty (60) days' written notice to the Fund. This Subadvisory Agreement also will terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Management Agreement.

        11. Other Business. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers, or employees who may also be a Trustee, officer, or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, trust, firm, individual or association.

        12. Proxies. The Manager has provided the Subadviser a copy of the Manager's Proxy Voting Policy, setting forth the policy that proxies be voted for the exclusive benefit, and in the best interests, of the Trust. Absent contrary instructions received in writing from the Trust, the Subadviser will vote all proxies solicited by or with respect to the issuers of securities held by the Fund, in accordance with applicable fiduciary obligations. The Subadviser shall maintain records concerning how it has voted proxies on behalf of the Trust, and these records shall be available to the Trust upon request.

        13. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, and (ii) by a vote of a majority of the Fund's outstanding voting securities (unless, in the case of (ii), the Trust receives a Commission order or no-action letter permitting it to modify the Agreement without such vote).

        14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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        15. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at NYLIM Center, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, Attention: President; or (2) to the Subadviser at 50 Main Street, White Plains, New York 10606, Attention:
Michael J. Mullarkey, Managing Member.

        16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    NEW YORK LIFE INVESTMENT MANAGEMENT LLC



                                    By:
                                        ------------------------------------
                                    Name:
                                    Title:

                                    MARKSTON INTERNATIONAL LLC



                                    By:
                                        ------------------------------------
                                    Name:
                                    Title:


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                                   SCHEDULE A



FUND                                 ANNUAL RATE(1)

MAP Fund                       0.450% up to $250 million;
                               0.400% from $250 million to $500
                                   million; and
                               0.350% on assets in excess of $500
                                   million.


--------
(1) Expressed as a percentage of the average daily net assets of the Allocated Assets of the Fund.


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